AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                         IPC INFORMATION SYSTEMS, INC.,


                              IPC MERGER SUB, INC.


                                       AND


                               V BAND CORPORATION


                                 APRIL 14, 1999

                                TABLE OF CONTENTS
         1.       Definitions       1

2.       Basic Transaction 5
         -----------------
                  (a)    The Merger                                           5
                  (b)    The Closing                                          6
                  (c)    Actions at the Closing                               6
                  (d)    Effect of Merger                                     6
                  (e)    Procedure for Payment                                7
                  (f)    Closing of Transfer Records                          7

         3.       Representations and Warranties of the Target                7
                  (a)    Organization, Qualification, and Corporate Power     8
                  (b)    Capitalization                                       8
                  (c)    Authorization of Transaction                         8
                  (d)    Noncontravention                                     8
                  (e)    Filings with the SEC                                 9
                  (f)    Title to Assets                                      9
                  (g)    Subsidiaries                                         9
                  (h)    Financial Statements                                 10
                  (i)    Events Subsequent to Most Recent Fiscal Quarter End  10
                  (j)    Undisclosed Liabilities                              10
                  (k)    Brokers' Fees                                        10
                  (l)    Legal Compliance                                     10
                  (m)    Tax Matters                                          11
                  (n)    Real Property                                        12
                  (o)    Intellectual Property                                13
                  (p)    Tangible Assets                                      14
                  (q)    Inventory                                            14
                  (r)    Contracts                                            14
                  (s)    Notes and Accounts Receivable                        15
                  (t)    Powers of Attorney                                   16
                  (u)    Insurance                                            16
                  (v)    Litigation                                           16
                  (w)    Product Warranty                                     16
                  (x)    Product Liability17
                  (y)    Employees                                            17
                  (z)    Employee Benefits17
                  (aa)   Environmental, Health, and Safety Matters            19
                  (bb)   Disclosure                                           19
         4.       Representations and Warranties of the Buyer and Merger Sub  19

                  (a)    Organization                                         19
                  (b)    Authorization of Transaction                         19
                  (c)    Noncontravention                                     19
                  (d)    Brokers' Fees                                        20
                  (e)    Disclosure                                           20
                  (f)    Merger Sub.                                          20

         5.       Covenants                                                   20
                  (a)    General                                              20
                  (b)    Notices and Consents                                 20
                  (c)    Regulatory Matters and Approvals                     20
                  (d)    Operation of Business                                21
                  (e)    Full Access                                          22
                  (f)    Notice of Developments                               22
                  (g)    Exclusivity                                          22
                  (h)    Insurance and Indemnification                        23
                  (i)    Stock Options                                        23
                  (j)    National Bank of Canada                              24
                  (k)    Form 10-Q                                            24

6.       Conditions to Obligation to Close                                    24
                  (a)    Conditions to Obligation of the Buyer and Merger Sub 24
                  (b)    Conditions to Obligation of the Target               26

         7.       Termination                                                 27
                  (a)    Termination of Agreement                             27
                  (b)    Effect of Termination                                27
                  (c)    Termination Fee                                      28

8.       Miscellaneous                                                        28
                  (a)    Survival                                             28
                  (b)    Press Releases and Public Announcements              28
                  (c)    No Third-Party Beneficiaries                         28
                  (d)    Entire Agreement                                     28
                  (e)    Succession and Assignment                            28
                  (f)    Counterparts                                         28
                  (g)    Headings                                             28
                  (h)    Notices                                              29
                  (i)    Governing Law                                        30
                  (j)    Jurisdiction; Service of Process                     30
                  (l)    Severability                                         31
                  (m)    Expenses                                             31
                  (n)    Construction                                         31
                  (o)    Incorporation of Exhibits and Schedules              31

Exhibit A--Delaware Certificate of Merger
Exhibit B--New York Certificate of Merger
Exhibit C--Form of Opinion of Counsel to the Target
Exhibit D--Form of Opinion of Counsel to the Buyer and Merger Sub
Disclosure Schedule--Exceptions to Representations and Warranties

                          AGREEMENT AND PLAN OF MERGER

         Agreement entered into as of April 14, 1999, by and among IPC Information Systems, Inc., a Delaware corporation (the "Buyer"), IPC Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Buyer ("Merger Sub"), and V Band Corporation, a New York corporation (the "Target"). The Buyer, the Merger Sub, and the Target are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will acquire all of the assets of the Target for cash through a merger of the Target with and into Merger Sub.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Buyer's willingness to enter into this Agreement, Thomas E. Feil ("Mr. Feil") and the Buyer have entered into a Stockholder's Agreement (the "Stockholder's Agreement") pursuant to which Mr. Feil has agreed to vote all shares of Target common stock beneficially owned by him (not less than 1,430,472 shares) in favor of the Merger.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.       Definitions.

         "Acquisition Proposal" has the meaning set forth in ss.5(q) below.

         "Acquisition Transaction" has the meaning set forth in ss.5(q) below.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Business Plan" means the documents designated as such by separate agreement of the Parties.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer-owned Share" means any Target Share that the Buyer or Merger Sub owns beneficially.

         "Closing" has the meaning set forth in ss.2(b) below.

         "Closing Date" has the meaning set forth in ss.2(b) below. "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" means the agreement between the Target and the Buyer dated September 11, 1998.

         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries other than information that (i) was or becomes generally available to the public or (ii) was or becomes generally available to the Buyer or Merger Sub on a non-confidential basis prior to its disclosure to the Buyer, Merger Sub or their representatives.

         "Controlled Group" has the meaning set forth in Code ss.1563.

         "Credit Facility" means the revolving loan and letter of credit facility of the Target made pursuant to the credit agreement between the National Bank of Canada, New York Branch and the Target, dated May 28, 1997, as amended and the Loan Documents referred to therein.

         "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

         "Delaware Certificate of Merger" has the meaning set forth in ss.2(c) below.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Dissenting Share" means any Target Share held of record by any stockholder who or which has exercised his or its appraisal rights under the New York Business Corporation Law.

         "Effective Time" has the meaning set forth in ss.2(d)(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Loss Account" has the meaning set forth in Reg. ss.1.1502-19.

         "GAAP" means United States generally accepted accounting principles as in effect from time to ---- time.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in ss.2(a) below.

         "Merger Consideration" has the meaning set forth in ss.2(d)(v) below.

         "Merger Sub" has the meaning set forth in the preface above.

         "Most Recent Balance Sheet" means the balance sheet contained within financial statements for the Most Recent Fiscal Quarter End. "Most Recent Fiscal Quarter End" has the meaning set forth in ss.3(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(h) below.

         "Mr. Feil" has the meaning set forth in the preface above.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

                  "New  York  Business   Corporation  Law"  means  the  Business
Corporation Law of the State of New York, as amended.

         "New York Certificate of Merger" has the meaning set forth in ss.2(c) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) which, in the case of the Target, it is understood has resulted in operating losses.

         "Party" has the meaning set forth in the preface above.

         "Paying Agent" has the meaning set forth in ss.2(e)(i) below.

         "Payment Fund" has the meaning set forth in ss.2(e)(i) below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, `or a governmental entity (or any department, agency, or political subdivision thereof).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Public Report" has the meaning set forth in ss.3(e) below.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Requisite Stockholder Approval" means the affirmative vote of the holders of two thirds of the Target Shares in favor of this Agreement and the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Special Meeting" has the meaning set forth in ss.5(c)(ii) below.

         "Stockholder's Agreement" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior   Acquisition   Proposal"   has  the  meaning  set  forth  in
ss.7(a)(iv) below.

         "Surviving Corporation" has the meaning set forth in ss.2(a) below.

         "Target" has the meaning set forth in the preface above.

         "Target Share" means any share of the Common Stock, $.01 par value per share, of the Target which is the only class of capital stock of the Target that is outstanding and has voting rights..

         "Target Stockholder" means any Person who or which holds any Target Shares.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third   Party"  means  any  "group"  as  described  in  Rule  13d-5(b)
promulgated under the Securities Exchange Act, or Person, other than the Target, the Buyer, Merger Sub or any of their Affiliates.

         2.       Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into Merger Sub (the "Merger") at the Effective Time and Merger Sub shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thacher
Proffitt & Wood, Two World Trade Center, New York, New York commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer and Merger Sub the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer and Merger Sub will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Target and Merger Sub will file with the Secretary of State of the State of Delaware a certificate of merger substantially in the form attached hereto as Exhibit A (the "Delaware Certificate of Merger"), (iv) the Target and Merger Sub will file with the Department of State of the State of New York a certificate of merger substantially in the form attached hereto as Exhibit B (the "New York Certificate of Merger"), and (v) the Buyer will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this ss.2.

         (d)      Effect of Merger.

                  (i) General. The Merger shall become effective at the time (the "Effective Time") the Target and Merger Sub file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii)   Certificate  of   Incorporation.   The  Certificate  of
         Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time.

                  (iii) Bylaws. The Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub immediately prior to the Effective Time.

                  (iv) Directors and Officers. The directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                  (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $0.27 in cash (without interest), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the New York Business Corporation Law, and (C) each Buyer-owned Share shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

         (e)      Procedure for Payment.

                           (i)  Immediately  after the Effective  Time,  (A) the
                  Buyer will cause the Surviving Corporation to furnish to ChaseMellon Shareholders Services, L.L.C. (the "Paying Agent") a corpus (the "Payment Fund") consisting of cash (registered in the name of the Paying Agent or its nominee) sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Target Shares.

                           (ii) The Buyer may cause the  Paying  Agent to invest
                  the cash included in the Payment Fund in one or more investments as the Buyer may direct from time to time; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will cause the Surviving
                  Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments.

                  (iii) The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 60 days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

                           (iv) The Buyer shall cause the Surviving  Corporation
                  to pay all charges and expenses of the Paying Agent.

         (f)      Closing  of  Transfer  Records.   After  the  Effective  Time,
transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

         3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer and Merger Sub that the statements contained in this ss.3 are correct and complete as of the date of this Agreement, and that the statements contained in ss.ss.3(a), (b), (c), (d), (e), (f), (k) and (bb), and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout the aforesaid subsections of this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, as set forth in the Disclosure Schedule. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it except for such licenses, permits and authorizations, the absence of which would not have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole. ss.3(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries. The Target has delivered to the Buyer and Merger Sub correct and complete copies of the certificate of incorporation and bylaws of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and its Subsidiaries are correct and complete. None of the Target and its Subsidiaries is in default under or in violation of any provision of its certificate of incorporation or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Target consists of 20,000,000 Target Shares, of which 5,428,621 Target Shares are issued and outstanding and 1,719,322 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom  stock,  profit  participation,  or similar  rights with  respect to the
Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

         (c) Authorization of Transaction. The board of directors of the Target has adopted this Agreement (including the plan of merger incorporated herein) in accordance with Section 902 of the New York Business Corporation Law. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the certificate of incorporation or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice, consent or approval under any material agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the New York Business Corporation Law, the Securities Exchange Act, and applicable state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for such authorizations, consents or approvals which, if not obtained, would not have a material adverse effect upon the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (e) Filings with the SEC. The Target has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Target has provided the Buyer with access to a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) filed by the Target since January 1, 1994.

         (f) Title to Assets. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (g) Subsidiaries. ss.3(g) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Target and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws or in the case of V Band plc, foreign law), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

         (h) Financial Statements. The Target has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999 (the "Most Recent Fiscal Quarter End") and an Annual Report on Form 10-K for the fiscal year ended October 31, 1998 (the "Most Recent Fiscal Year End"). The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of the Target and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments.

         (i) Events Subsequent to Most Recent Fiscal Quarter End. From the Most Recent Fiscal Quarter End to the date of this Agreement, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

         (j) Undisclosed Liabilities. None of the Target and its Subsidiaries has any Liability, including any Liability for Taxes, except for
(i) Liabilities set forth on the face of, or in the notes to, the Most Recent Balance Sheet or in the notes to the balance sheet dated as of the Most Recent Fiscal Year End, (ii) Liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business and (iii) Liabilities that individually or in the aggregate do not have a material adverse effect upon the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole.

         (k) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (l) Legal Compliance. Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) the failure of which to comply with would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (m)      Tax Matters.

                  (i) Each of the Target and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Third Party.

                  (iii) Neither the Target nor its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which the Target and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. ss.3(m)(iii) of the Disclosure
         Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after October 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has provided the Buyer with access to correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since October 31, 1994.

                  (iv) None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of the Target and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of the Target and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. None of the Target and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of the Target and its Subsidiaries has issued or assumed (A) any obligation described in Section 279(b) of the Code, (B) any applicable high yield discount obligation, as defined in
         Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not in registered form. Each of the Target and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. None of the Target and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) ss.3(m)(vi) of the Disclosure Schedule sets forth the following information with respect to each of the Target and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target or each Subsidiary in its assets; (B) [intentionally omitted] (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target or any Subsidiary; and
         (D) the amount of any deferred gain or loss allocable to the Target or any Subsidiary arising out of any Deferred Intercompany Transaction.

                  (vii) The unpaid Taxes of the Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Quarter End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries in filing their Tax Returns.

         (n)      Real Property.

                  (i) Neither the Target nor its Subsidiaries owns any real property.

                  (ii) ss.3(n)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to or by any of the Target and its Subsidiaries. The Target has provided the Buyer with access to correct and complete copies of the leases and subleases listed in ss.3(n)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.3(n)(ii) of the Disclosure Schedule:

                           (A) the  lease  or sublease is legal, valid, binding,
                  enforceable, and in full force and effect;

                           (B) the lease or sublease  will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no  party  to  any  lease  or  sublease  that  is
                  material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has  repudiated
                  any provision thereof;

                           (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (F)   with    respect   to   each    sublease,    the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) none of the Target and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) each facility leased or subleased that is material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole thereunder have received all approvals of governmental authorities (including licenses and permits) required to be obtained by the Target or its Subsidiaries in connection with the operation thereof and have been operated and maintained, to the extent the Target and its Subsidiaries are required to do so, in all material respects in accordance with applicable laws, rules, and regulations; and

                           (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities.

         (o)      Intellectual Property.

                  (i) The Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Target and its Subsidiaries as presently conducted. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Target or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and its Subsidiaries has taken all action necessary to maintain and protect each item of Intellectual Property that it owns or uses which is material to the business of the Target and its Subsidiaries as presently conducted.

                  (ii) None of the Target and its  Subsidiaries  has  interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Target and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any Third Party, in each case which is pending on the date of this Agreement).

                  (iii) ss.3(o)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Target and its Subsidiaries has granted to any Third Party with respect to any of its Intellectual Property (together with any exceptions).

                  (iv) ss.3(o)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any Third Party owns and that any of the Target and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission.

         (p) Tangible Assets. The Target and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted.

         (q) Inventory. All inventory of the Target and its Subsidiaries, whether or not reflected in the Most Recent Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business of the Target and its Subsidiaries, except for items of obsolete materials and materials of below standard quality, all of which have been written down in the Most Recent Balance Sheet to realizable market value, or for which adequate reserves have been provided in the Most Recent Balance Sheet. The present quantity of all inventory of the Target and its Subsidiaries is reasonable and warranted in the present circumstances of the business of the Target and its Subsidiaries.

         (r) Contracts. ss.3(r) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party on the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services (including maintenance), the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000 per annum;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible or any agreement under which it is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person;

                  (v)      any agreement concerning noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (vii)    any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance or change of control benefits;

                  (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (x) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Target and its Subsidiaries taken as a whole; or

                  (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $100,000.

Target has provided the Buyer with access to a correct and complete copy of each written agreement listed in ss.3(r) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(r) of the Disclosure Schedule. With respect to any such agreement which is material to the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (s) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries.

         (t) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.

         (u) Insurance. ss.3(u) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Target and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past six (6) years:

                  (i)      the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii)    the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

                  (v)   a description of  any retroactive premium adjustments or
         other   loss-sharing arrangements; and

                           (vi) a list of losses  incurred  that were covered in
                  whole or in part by such policies.

         (v) Litigation. ss.3(v) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Target and its Subsidiaries, has been threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Neither the Target nor its Subsidiaries has any reason to believe that any other such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Target and its Subsidiaries.

         (w) Product Warranty. Each product manufactured, assembled, sold, leased, or delivered by any of the Target and its Subsidiaries has been in conformity, in all material respects, with all applicable contractual commitments and all express and implied warranties, and none of the Target and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. No product manufactured, sold, leased, or delivered by any of the Target and its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. ss.3(w) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Target and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         (x) Product Liability. None of the Target and its Subsidiaries has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, assembled, sold, leased, or delivered by any of the Target and its Subsidiaries, which Liability would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (y) Employees. To the Knowledge of the Target and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Target and its Subsidiaries. None of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries has committed any unfair labor practice. Neither the Target nor its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries.

         (z)      Employee Benefits.

                  (i) ss.3(z) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Target and its Subsidiaries maintains or to which any of the Target and its Subsidiaries contributes or has any obligation to contribute.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions  (including
                  Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                           (E) The  market  value  of  assets  under  each  such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Target  has  provided  Buyer  with  access to
                  correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that any of the Target, its Subsidiaries, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Target and its Subsidiaries, threatened.

                           (B) There have been no Prohibited  Transactions  with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Target and its Subsidiaries, threatened. Neither the Target nor its Subsidiaries has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) Neither the Target nor its Subsidiaries has incurred or has any reason to expect that any of the Target and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) None of the Target, its Subsidiaries, and the other members of the Controlled Group that includes the Target and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA ss.4201) under any Multiemployer Plan.

                  (iv) None of the Target and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (aa) Environmental, Health, and Safety Matters. Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements, the failure to comply with which would have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole.

         (bb) Disclosure. The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and Merger Sub will supply specifically for use in the Definitive Proxy Materials.

         4. Representations and Warranties of the Buyer and Merger Sub. Each of the Buyer and Merger Sub represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

         (a)      Organization.   Each  of  the  Buyer  and   Merger  Sub  is  a
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. Each of the Buyer and Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and Merger Sub, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or Merger Sub is subject or any provision of the certificate of incorporation or bylaws of either the Buyer or Merger Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or Merger Sub is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and applicable state securities laws, neither the Buyer nor Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except for such authorizations, consents or approvals which, if not obtained, would have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Buyer and its Subsidiaries taken as a whole.

         (d) Brokers' Fees. Neither the Buyer nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

         (e) Disclosure. None of the information that the Buyer and Merger Sub will supply specifically for use in the Definitive Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (f) Merger Sub. Merger Sub has not heretofore conducted any business and has no material assets or liabilities other than those associated with this Agreement.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) Notices and Consents. The Target will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any Third Party consents, that the Buyer may request in connection with the matters referred to in ss.3(d) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(c) above. Without limiting the generality of the foregoing:

                  (i) Securities Exchange Act and State Securities Laws. The Target will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Meeting. The Target will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Target with whatever information and assistance in connection with the foregoing filing that the Target reasonably may request.

                  (ii) New York Business Corporation Law. The Target will call a special meeting of its stockholders (the "Special Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the New York Business Corporation Law. The Target will mail the Definitive Proxy Materials to its stockholders as soon as reasonably practicable. The Definitive Proxy Materials will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger;
         provided, however,   that neither the board of directors  nor any
         director or officer of the Target shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) Operation of Business. The Target will not (and will not cause \or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i)      none of   the    Target   and its  Subsidiaries  will
         authorize or effect any change in its certificate of incorporation or bylaws;

                  (ii) none of the Target and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) none of the Target and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) none of the Target and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business (including in such Ordinary Course of Business, transactions under the Target's Credit Facility with National Bank of Canada and its successors and assigns);

                  (v) none of the Target and its Subsidiaries will impose or allow any Security Interest upon any of its assets outside the Ordinary Course of Business; (including in such Ordinary Course of Business, transactions under the Target's Credit Facility with National Bank of Canada and its successors and assigns);

                  (vi) none of the Target and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) none of the Target and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (viii) none of the Target and its Subsidiaries will commit to any of the foregoing.

         (e) Full Access. The Target will (and will cause each of its Subsidiaries to) permit representatives of the Buyer to have full access during normal business hours to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. Each of the Buyer and Merger Sub will treat and hold and use as such any Confidential Information it receives from any of the Target and its

Subsidiaries in the course of the reviews contemplated by this ss.5(e), solely in accordance with the terms of the Confidentiality Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

         (f) Notice of Developments. Each Party will give prompt written notice to the others of any development (i) causing a breach of any of its own representations and warranties in ss.3 and ss.4 above and (ii) any development which would cause a breach of such representations and warranties if such representations and warranties were required to be correct and complete on each day from the date of this Agreement to the Closing Date. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g)      Exclusivity.

                  (i) the Target shall not, and shall not permit any of its Subsidiaries to (whether directly or indirectly through advisors, agents or other intermediaries) and,

                  (ii) the Target shall not, and shall not permit any of its Subsidiaries to, authorize or knowingly permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to, solicit, initiate or knowingly encourage the submission of inquiries, proposals or offers from any Third Party relating to (A) any acquisition of 10% or more of the consolidated assets of the Target and its Subsidiaries or of over 10% of any class of equity securities of the Target or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 10% or more of any class of equity securities of the Target or any of its Subsidiaries, (C) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Target or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 10% of the consolidated assets of the Target, other than the transaction contemplated by this Agreement or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would, or could reasonably be expected to, materially dilute the benefits to the Buyer of the transaction contemplated hereby (collectively, the "Acquisition Proposals" and which, if consummated, will be an "Acquisition Transaction") or enter into or participate in any discussions (except as may be necessary to inform a Third Party of the provisions of this ss.5(g), or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to the business, properties or assets of the Target in connection with the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing; provided, however, that the provisions of this ss.5(g) shall not limit or prohibit the Target or its board of directors from (i) engaging in discussions or negotiations with such a Third Party who has made a Superior Acquisition Proposal but only if the board of directors of the Target, after consultation with and advice from its outside counsel determines in good faith that, in the exercise of its fiduciary responsibilities, such discussions or negotiations should be commenced or such information should be furnished or such facilitation undertaken; (ii) furnishing information pursuant to an appropriate and customary confidentiality letter concerning the Target and its businesses, properties or assets to a Third Party who has made a Superior Acquisition Proposal as to which a prior determination of the board of directors of the Target as contemplated under clause (i) above as been made; provided, further that (A) the board directors of the Target shall not, and shall not authorize any officers or representatives to, take any of the foregoing actions until notice to the Buyer of the Target's intent to take such action shall have been given; and (B) if the board of directors of the Target receives a Superior Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Superior Acquisition Proposal, then the Target shall promptly inform the Buyer of the material terms and conditions of such proposal and the identity of the Third Party making it; or (iii) taking a position on a tender offer by a Third Party, as required by Rule 14e-2 under the Securities Exchange Act (provided no such position shall constitute a recommendation of such transaction if it does not constitute a Superior Acquisition Proposal), or complying with its duties of disclosure under applicable state law. As of the date hereof, the Target shall immediately cease and cause each of its Subsidiaries and its and their advisors, agents and other intermediaries to cease, any and all existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any of the foregoing.

         (h) Insurance and Indemnification. The Buyer will not take any action to alter or impair any exculpatory or indemnification provisions now existing in the certificate of incorporation or bylaws of the Target for the benefit of any individual who served as a director or officer of the Target at any time prior to the Effective Time. For six years after the Closing Date, Buyer will provide, pursuant to a policy maintained by Buyer or will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Closing Date covering each such Person currently covered by the Target's officers' and directors' liability insurance on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

         (i) Stock Options. At the Effective Time, each option to purchase Target Shares granted by the Target to an employee or director under any employee or director stock option plan or other compensation plan or arrangement of the Target, which is outstanding and unexercised immediately prior to the Effective Time (whether or not such options are then vested or exercisable), shall be adjusted so as to entitle the option holder to receive, in lieu of each Target Share that would otherwise have been issuable upon the exercise of such option, an amount, in cash, computed by multiplying (i) the positive difference, if any, between (x) $0.27 per Target Share and (y) the exercise price per Target Share applicable to the option by (ii) the number of Target Shares subject to such option. Prior to the Effective Time, the Target agrees to take, or cause to be taken, all actions necessary under such options to provide for their adjustment and final settlement in accordance with this ss.5(i). At the Effective Time, the Surviving Corporation will make the cash payment, if any, required to be made to each option holder at which time each such option shall be canceled and declared null and void. Notwithstanding any other provision of this ss.5(i), the Surviving Corporation shall have the right to withhold payment in respect of any option to purchase Target Shares that is outstanding and unexercised at the Effective Time and otherwise eligible for final settlement hereunder, until such time as it receives satisfactory written documentation of the adjustments required to be made to such option under this ss.5(i) and evidence of the option holder's consent to such adjustment and settlement.

         (j) National Bank of Canada. The Target will use its best efforts to take all steps necessary (i) to enable the entire indebtedness under the Credit Facility and otherwise to the National Bank of Canada to be paid by the Surviving Corporation in full immediately after the Closing and (ii) to obtain from the National Bank of Canada immediately after the Closing, in return, a full and complete release, including the return of all collateral physically possessed, the reassignment of any collateral and the execution of UCC-3's, as the case may be, of all Security Interests related thereto, including those granted under the General Security Agreement, as amended, the Security Agreement
- Patents, Trademarks and Copyright, as amended, the May 28, 1997 Pledge Agreement, as amended, and the March 5, 1999 Pledge Agreement.

         (k) Form 10-Q. The Target will make all filings with the SEC that it is hereinafter required to make under the Securities Exchange Act including the quarterly report on Form 10-Q for the quarter ended April 30, 1999.

         6.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer and Merger Sub. The obligation of each of the Buyer and Merger Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by the Buyer and Merger Sub of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (ii) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date except (A) for those expressly stated to be made as of the date of this Agreement, (B) where the failure of such representations and warranties (taken together without regard to any materiality or Knowledge qualification set forth therein) to be true and correct has not had, or could not be reasonably expected to have, a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole or (C) where the failure of such representations and warranties to be true is contemplated by the Business Plan;

                  (iii)  the   representations   and  warranties  set  forth  in
         ss.ss.3(a), (b), (c), (d), (e), (f), (k) and (bb) above shall be true and correct at and as of the Closing Date;

                  (iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (v) since the Most Recent Fiscal Quarter End, there shall have been no material adverse change in the business, financial condition, operations, results of operations or future prospects of the Target and its Subsidiaries taken as a whole, except as contemplated by the Business Plan;

                  (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and its Subsidiaries after giving effect to the transactions contemplated by this Agreement, or (D) affect adversely the right, before or following the Closing, of any of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vii) the Target shall have delivered to the Buyer and Merger Sub a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(vi) is satisfied in all respects;

                  (viii)  the  holders  of not more than 10% of the  outstanding
         Target  Shares  shall  have  demanded   appraisal  of  such  shares  in
         accordance with New York Business Corporation Law;

                  (ix) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(c) above (and not subject to the exception set forth in the last sentence therein);

                  (x) the Buyer and Merger Sub shall have received from counsel to the Target an opinion substantially in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer and Merger Sub, and dated as of the Closing Date;

                  (xi) the Buyer and Merger Sub shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;
                  (xii) the Target and its Subsidiaries shall have operated in all material respects consistent with the Business Plan which has been agreed to among the parties hereto; and

                  (xiii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and Merger Sub.

         (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver by Target of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date except for those expressly stated to be made as of the date of this Agreement;

                  (ii) each of the Buyer and Merger Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                  (iv) each of the Buyer and Merger Sub shall have delivered to the Target a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (vi) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(d) and ss.4(c) above (and not subject to the exception set forth in the last sentence therein);

                  (vii) the Target shall have received from counsel to the Buyer and Merger Sub an opinion substantially in form and substance as set forth in Exhibit D attached hereto, addressed to the Target, and dated as of the Closing Date; and

                  (viii) all actions to be taken by the Buyer and Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

         7.       Termination.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the  Parties   may   terminate   this  Agreement by mutual
          written consent at any time prior to the Effective Time;

                  (ii) the Buyer and Merger Sub may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or Merger Sub has notified the Target of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer or Merger Sub breaching any representation, warranty, or covenant contained in this Agreement);

                  (iii) the Target may terminate this Agreement by giving written notice to the Buyer and Merger Sub at any time prior to the Effective Time (A) in the event the Buyer or Merger Sub has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and Merger Sub of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 1999, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

                  (iv) The Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time, in the event that a Person has made an Acquisition Proposal that the board of directors of the Target determines, in good faith is reasonably likely to be subject to completion and would, if consummated, result in a transaction more favorable, from a financial point of view, to the Target Stockholders than this Agreement and the Merger (a "Superior Acquisition Proposal"); or

                  (v) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

         (b) Effect of Termination. Other than as set forth in ss.7(c) below, if any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(e) above shall survive any such termination.
         (c) Termination Fee. In the event of termination by the Target pursuant to (i) 7(iv) above or (ii) if Requisite Stockholder Approval is not obtained and the Target and/or any of its Subsidiaries, on or before December 31,1999, has entered into an agreement providing for an Acquisition Transaction (which, for purposes of this subsection (c), shall substitute 33 % for 10% each time 10% appears in ss.5(g) hereof), Target shall pay to Buyer a termination fee of two hundred thousand dollars ($200,000) not as a penalty but in recognition of the substantial time and efforts expended, expenses incurred and other opportunities foregone by the Buyer in connection with this Agreement.

         8.       Miscellaneous.

         (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning payment of the Merger Consideration and the provisions in ss.5(h) above concerning insurance and indemnification) will survive the Effective Time.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Stockholders and (ii) the provisions in ss.5(h) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (d) Entire Agreement. This Agreement (including the Disclosure Schedule and the other documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof or thereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Target:

         V Band Corporation
         3 Westchester Plaza
         Elmsford, New York 10523
         Attention:  Thomas Hughes, President
         Phone:  (914) 347-7118
         Fax:    (914)  347-7524

         Copy to:

         Buchanan Ingersoll P.C.
         Eleven Penn Center 14th Center
         1835 Market Street
         Philadelphia, Pennsylvania  19103-2895
         Attention:  Brian North
         Phone:  (215) 665-3828
         Fax:    (215) 665-8760

         If to the Buyer:

         IPC Information Systems, Inc.
         88 Pine Street
         Wall Street Plaza
         New York, New York  10005
         Attention: Daniel Utevsky
         Phone: (212) 858-7908
         Fax:   (212) 509-7959

         Copy to:

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048
         Attention:  Thomas N. Talley
         Phone: (212) 912-7645
         Fax:   (212) 432-7152

         If to Merger Sub:

         IPC Merger Sub, Inc.
         c/o IPC Information System, Inc.
         88 Pine Street
         Wall Street Plaza
         New York, New York  10005
         Attention: Daniel Utevsky
         Phone: (212) 858-7908
         Fax:   (212) 509-7959

         Copy to:

         Thacher Proffitt & Wood
         Two World Trade Center
         New York, New York 10048
         Attention:  Thomas N. Talley
         Phone:   (212) 912-7645
         Fax:  (212) 432-7152

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (j) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the Parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

         (k) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the New York Business

Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (m) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Target and its Subsidiaries shall not incur expenses to Third Parties in connection with this Agreement and the Merger in excess of two hundred thousand dollars ($200,000) in the aggregate.

         (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (o) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                               IPC INFORMATION SYSTEMS, INC.

                                          By:
                                             -----------------------------------
                                          Name:

                                          Title:


                                                                               V
                                          BAND CORPORATION

                                                                             By:
                                          -----------------------------------
                                          Name:

                                          Title:



                                                  IPC MERGER SUB, INC.

                                                                             By:
                                          -----------------------------------
                                          Name:

                                          Title: